EXHIBIT 23.2

Consent of Independent Certified Accounts

We have issued our report, dated February 7, 2003, accompanying the consolidated financial statements or incorporated by reference in the Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 2002.  We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statements on Form S-8 of Electro-Sensors, Inc. (File No. 333-40037), (File No. 333-08603), and (File No. 333-48955).

/s/ Schweitzer Karon & Bremer, LLC
Certified Public Accountants Minneapolis, MN 55402

March 15, 2004